Exhibit 32

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by CKX Lands, Inc. (the “Company”) of the Annual Report on Form 10-K for the year ending December 31, 2020 (the “Report”), the undersigned hereby certifies, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 25, 2021	/s/W. Gray Stream
W. Gray Stream President and Treasurer (Principal executive and financial officer)